Exhibit 99.1

 AngioDynamics   Third Quarter 2018 Earnings PresentationMarch 29, 2018

 2    Forward-Looking Statement  Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted gross profit; adjusted net income; adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

 Third Quarter 2018 Highlights  Financial Performance  Revenue of $83.9 million, down 2.0% year over year (excluding the $1.7 million RFA sale in Japan from the prior year, sales were flat)Gross Margin ended at 54.2%, up 300 bps year over yearAdjusted EPS of $0.25, compared to $0.19 a year agoAdjusted EBITDAS of $16.8 million, compared to $14.9 million a year agoGenerated operating cash flow of $4.3 million and free cash flow of $3.9 millionThe Company reaffirms full-year revenue guidance of $345 – $350 million and free cash flow guidance of $30-$35 million.The Company continues to expect its adjusted earnings per share in the range of $0.64 to $0.68, excluding any impact from the recently enacted 2017 Tax Reform Act. Including the impact of Tax Reform, guidance for adjusted earnings per share is $0.70 to $0.74.  Corporate Developments  Received “Expedited Access Pathway (EAP) / Breakthrough Designation” status from FDA for NanoKnife and proposed indication for use for the treatment of Stage III pancreatic cancerFiled NanoKnife 3.0 510(k) with FDAExclusive Biim® agreement signed in Q3 Continued execution on operational efficiencies across the business; facility consolidations completed in the third fiscal quarterIn the fourth quarter, the Company expects to pay approximately $12.5 million related to the previously disclosed legal matters with the Department of Justice.  Peripheral Vascular  Year-over-year sales growth:Fluid Management: 7%AngioVac®: 9% Angiographic Catheters: 5%  Vascular Access  Year-over-year sales growth:Midline: 17%Ports: 4%Dialysis: 5%  Oncology/Surgery  Year-over-year sales growth:Solero® Microwave: 15%NanoKnife®: 17%

 Third Quarter 2018 Results   $ in millions (except per share data)  FY2018Q3 Results  FY2017Q3 Results   Change  FY2018YTD Results  FY2017YTD Results   Change  Revenue- Peripheral Vascular- Vascular Access- Oncology/Surgery - United States- International  $83.948.523.312.165.818.1  $85.648.923.713.067.618.0  (2.0)%(0.8)%(1.7)%(7.2)%(2.8)%0.7%  $256.0$149.8$69.1$37.1$203.0$53.0  $262.7$154.7$72.2$35.8$211.3$51.4  (2.6)%(3.2)%(4.4)%3.6%(3.9)%2.9%  Net IncomeAdjusted Net Income  $14.0$9.5  $2.9$6.9    $14.2$19.9  $17.9$20.2    GAAP Earnings Per ShareNon-GAAP Adjusted EPS  $0.37$0.25   $0.08$0.19    $0.38$0.53  $0.49$0.55    Gross Margin  54.2%  51.2%    50.6%  50.9%    Adjusted EBITDAS  $16.8  $14.9    $41.5  $44.4    Free Cash Flow  $3.9  $14.0    $15.9  $34.5    Cash and Cash Equivalents  $52.3  $35.6    $52.3  $35.6    Debt  $93.8  $98.8    $93.8  $98.8

 GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Gross Profit, Net Income and EPS

 Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS